As filed with the Securities and Exchange Commission on April 11, 2000

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                     FIRST CAPITAL BANK HOLDING CORPORATION
              (Exact name of Registrant as Specified in Its Charter)



                Florida                                 59-3532208
(State of incorporation or organization)     (IRS Employer Identification No.)

     1891 South 14th Street
    Fernandina Beach, Florida                               32034
(Address of principal executive offices)                  (Zip Code)



If this form relates to the registration   If this form relates to the
of a class  of  securities  pursuant  to   registration of a class of securities
Section 12(b) of the Exchange Act and is   pursuant  to Section 12(g) of the
effective  pursuant  to General            Exchange Act and is effective
Instruction A.(c), please check            pursuant to General Instruction A.(d)
the following box. |_|                     please check the following box. |X|

         Securities Act registration statement file number to which this form relates: 333-69973
         ---------

         Securities to be registered pursuant to Section 12(b)of the Act:

                                      None

         Securities to be registered pursuant to Section 12(g) of the Act:

                                  Common Stock
                                (Title of class)

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         For information with respect to the common stock, par value $.01 per share (the "Common Stock"), of First Capital Bank Holding Corporation, a Florida corporation (the "Registrant"), see the information under the captions "Description of Capital Stock" and "Dividend Policy" contained in the Registrant's Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on December 30, 1998, as amended on March 2, 1999, as amended on March 18, 1999, as amended on April 1, 1999 and April 8, 1999, as such Registration Statement may be amended further from time to time (as so amended, the "Form SB-2"). The Registration Statement is deemed to be incorporated herein by reference.

ITEM 2.  EXHIBITS.

         The  following  exhibits  are  filed  as a  part  of  the  Registration
Statement:

Exhibit
  No.             Description
-------           -----------

3.1               Articles  of   Incorporation   and  any  Amendments   thereto,
                  (incorporated by reference to Exhibit 3.1 of Registration Statement on Form SB-2, Registration No. 333-69973).

3.2               Bylaws   (incorporated   by   reference   to  Exhibit  3.2  of
                  Registration   Statement  on  Form  SB-2,   Registration   No.
                  333-69973).

4.1 Specimen common stock certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form SB-2, Registration No333-69973).

4.2 See Exhibits 3.1 and 3.2 for provisions of the Articles of Incorporation and Bylaws of the Company defining rights of holders of the Company's Common Stock (incorporated herein by reference to Exhibits 3.1,3.2, and 4.1 to the Registrant's Form SB-2 Registration Statement File No. 333-69973).

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    FIRST CAPITAL BANK HOLDING CORPORATION
                                                      (Registrant)



                                      By: /s/ Michael G. Sanchez
                                          --------------------------------------
                                          Michael G. Sanchez
                                          President and Chief Executive Officer


Date:  April 11, 2000